Exhibit 4.6

GOLD FIELDS LIMITED

EXPLORATION INCENTIVE PLAN

1.0	INTENT

The intent of the Exploration Incentive Plan (“the Plan”) is to reward creative contributions of value to the Company through exploration.

2.0	APPLICATION

2.1	The Plan shall apply to the Senior Vice-President Exploration (“SVPE”) and all employees of GFL and EXPLOCO and its subsidiaries responsible for GFL’s exploration effort and reporting to the SVPE (“eligible employees”).

2.2	The initial eligible employees are set out in Annexure A. The SVPE shall no later than 31 December each year update Annexure A and submit a copy thereof to the Compensation Committee for noting.

2.3	The Plan shall apply in respect of exploration assets created, discovered or acquired through the initiative of any of the eligible employees (“eligible project”). It is the intent that eligible projects shall be those projects brought to fruition by any eligible employees whether they be grass roots or developed from early stage earn-ins/acquisitions. The Plan is not intended to cover projects earned into or acquired where the reserve is already substantively defined and/or a prefeasibility has been completed. The Compensation Committee shall have a broad discretion in determining eligible projects, the main determinant being value creation through exploration.

2.4	The SVPE shall not later than 30 days of the end of each calendar quarter in respect of eligible projects reaching a level of significance as defined below, submit details of the eligible projects to the Compensation Committee for classification as eligible projects. The level of significance is attained when, in the opinion of the SVPE and CEO, sufficient exploration data has been acquired on a project to complete an in-situ ore resource estimate and initiate scoping and/or prefeasibility stage studies to quantify economic viability and define the parameters of a feasibility study.

3.0	GOVERNANCE

3.1	This Plan is governed by the Compensation Committee which shall have the right to vary or cancel the Plan at any time. The Compensation Committee shall apply the Plan at its absolute discretion. In the event of any dispute arising out of the application of the Plan, the decision of the Compensation Committee shall be final and binding on the parties.

3.2	The SVPE shall make recommendations regarding the application of the Plan to the CEO of GFL who shall submit such recommendations with his comments to the Compensation Committee for approval.

4.0	VALUATION OF INCENTIVE

4.1	The Net Profits’ Interest (“the NPI”) in an eligible project shall be determined one year after the date determined by the Compensation Committee to be the effective completion of the project.

4.2	The NPI shall be determined by an independent expert agreed by the SVPE and the Compensation Committee.

4.3	In the event that the SVPE and the Compensation Committee cannot agree upon the independent expert each party shall nominate its own expert. Subject to 4.4, the average of the two NPI’s shall be the agreed NPI.

4.4	In the event that the NPI’s determined by the two experts vary by more than 10% the two experts shall nominate a third expert who shall determine the NPI, provided that the NPI determined by the third expert must be within the spread between the two experts’ NPI’s.

4.5	The valuation process shall be completed by the experts within 90 days of the first anniversary of the effective completion of the project.

4.6	The costs of the valuation shall be borne by GFL.

4.7	The NPI shall be the projected net revenues less cash production costs before capital expenditure and before working capital charges over the life of the mine’s net economic reserves discounted over the projected life of the mine at the prevailing 30 year Treasury Bill rate for the U.S.A. plus 2%.

4.8	In the event of the sale of an eligible project prior to effective completion the NPI shall be the realised price less the sum of the acquisition costs, direct expenditures, and a reasonable allocation of indirect expenditures.

4.9	In the event of a dispute as to the determination of the elements referred to in 4.8 the process set out in 4.2 to 4.6 shall be followed.

5.0	AWARD ENTITLEMENT

Nominated eligible employees shall collectively be entitled to a 0,75% interest in the NPI as determined in terms of 4.7 and 2% interest in the NPI as determined in terms of 4.8.

6.0	AWARD ALLOCATION

6.1	At the time of the completion of a feasibility study or the completed sale of an eligible project, the SVPE shall through the CEO nominate selected eligible employees for consideration of an award allocation (“nominated eligible employees”) by the Compensation Committee. The nominations shall include the proposed split of the award among the nominated eligible employees.

6.2	In considering allocations the parties shall take into account the respective contributions made by the nominated eligible employees in respect of the eligible project.

6.3	The Compensation Committee shall determine the individual allocation amounts due to each approved nominated eligible employee and the individual allocation amounts shall be notified to the individuals concerned.

7.0	DISPOSITION OF INDIVIDUAL ALLOCATION AMOUNTS

7.1	Each approved nominated eligible employee who has been notified of his individual allocation amount (“the Participant”) shall have the right at any time within 365 days of the date of notification to him of his individual allocation amount to require GFL to issue to him shares in GFL to the equivalent value of his individual allocation amount.

7.2	The issue price of the shares in GFL shall be determined by reference to the average closing price of the shares on the 20 trading days immediately preceding the date on which GFL receives the request from the Participant to exercise his right (“the exercise date”). The shares shall be issued within seven business days of such receipt.

7.3	Should the Participant not have exercised his right at the end of the 365 day period, GFL shall have the right during the subsequent 30 day period to either issue shares to the Participant in accordance with the provisions of 7.2 or to pay to the Participant 80% of his individual allocation amount in cash. For the purposes of determining the issue price of the shares, the exercise date shall be deemed to be the 365th day after the date of notification to the Participant concerned of his individual allocation amount.

7.4	Rights acquired in terms of this Plan may not be disposed of in any way except that they may be assigned to the heirs or the estate of the Participant in the event of the death of a Participant.

7.5	The Compensation Committee shall have the right at any time prior to the exercise by a Participant of his rights in terms of this 7, to cancel or vary the individual allocation amount of a Participant should the Participant be found guilty in a disciplinary enquiry of any wrongdoing in relation to his duties which are of such a nature as to justify his summary dismissal.

8.0	DEFINITIONS

In this Plan the following terms shall have the meanings assigned to them hereunder:

8.1	CEO -	The Chief Executive Officer of GFL.
8.2	Compensation Committee -	the Compensation Committee appointed by the Board of GFL.
8.3	Effective completion -	the date determined as the effective completion date by the Compensation Committee, being usually the time at which the project achieves 80% of the design throughput as set out in the feasibility study for the project.
8.4	Eligible employees -	the SVPE and all GFL and EXPLOCO employees responsible for GFL’s exploration effort and reporting to the SVPE.
8.5	Eligible projects -	projects as defined in 2.3.
8.6	Exercise date -	the date on which GFL is notified by a Participant of the exercise of his right in terms of 7.2 which date shall be no later than 365 days after the notification to him of his individual allocation amount in terms of 7.1.
8.7	EXPLOCO -	the new exploration company to be established by GFL to be headquartered in Denver and headed by the SVPE.
8.8	GFL -	Gold Fields Limited.
8.9	Individual allocated amount -	the amount allocated by the Compensation Committee to an approved nominated eligible employee in terms of 6.3 and in respect of which the approved nominated eligible employee has been notified.
8.10	Nominated eligible employees -	eligible employees nominated in respect of a particular project in terms of 6.1.

8.11	Participant -	an approved nominated eligible employee to whom an allocation of an individual allocated amount has been made.
8.12	SVPE -	the Senior Vice President Exploration of GFL.

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Annexure A

GOLD FIELDS LIMITED

EXPLORATION INCENTIVE PLAN

ELIGIBLE EMPLOYEES

As at May 1999

Mr CJ Nelsen
Mr RD Lipson
Mr HHJ Stevenson
Mr TD Mc Keith
Mr MJ Botha
Mr R Jannas
Mr C Bow
Mr S Ellis
Mr JE Misiewicz

As at December 1999

Mr CJ Nelsen
Mr RD Lipson
Mr HHJ Stevenson
Mr TD Mc Keith
Mr MJ Botha
Mr R Jannas
Mr C Bow
Mr S Ellis
Mr JE Misiewicz

As at December 2000

Mr CJ Nelsen
Mr RD Lipson
Mr HHJ Stevenson
Mr TD Mc Keith
Mr MJ Botha
Mr R Jannas
Mr C Bow
Mr S Ellis
Mr JE Misiewicz

As at December 2001

Mr CJ Nelsen
Mr RD Lipson
Mr HHJ Stevenson
Mr TD Mc Keith
Mr MJ Botha
Mr R Jannas
Mr C Bow
Mr S Ellis
Mr JE Misiewicz
Mr B Stainforth
Mr V King

As at December 2002

Mr CJ Nelsen
Mr RD Lipson
Mr HHJ Stevenson
Mr TD Mc Keith
Mr MJ Botha
Mr R Jannas
Mr C Bow
Mr S Ellis
Mr JE Misiewicz
Mr B Stainforth
Mr V King

As at December 2003

Mr CJ Nelsen
Mr RD Lipson
Mr HHJ Stevenson
Mr TD Mc Keith
Mr MJ Botha
Mr R Jannas
Mr C Bow
Mr S Ellis
Mr JE Misiewicz
Mr B Stainforth
Mr V King